UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2011 (March 28, 2011)

Universal Solar Technology, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-1434389	26-0768064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 1 Pingbei Road 2, Nanping Science & Technology Industrial Park, Zhuhai City, Guangdong Province, The People’s Republic of China	519060
(Address of Principal Executive Offices)	(Zip Code)

86-756-8682610
Registrant's Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 28, 2011, Mr. Wensheng Chen resigned as Interim Acting Chief Financial Officer of Universal Solar Technology, Inc. (the “Company”).

Effective March 28, 2011, the Company appointed Mr. Xin Ma as the Company’s Chief Financial Officer.  Since January 2009, Mr. Ma has also served as the Vice President of Kiwa Bio-Tech Products Group Corporation (“Kiwa”), a U.S. publicly-traded company based in China.  Kiwa’s securities are quoted on the Over-the-Counter Bulletin Board.  From January 2006 to December 2008, Mr. Ma was Kiwa’s Associate Chief Financial Officer.  Mr. Ma received a MSc. in Management in 2005 and a MSc. in Finance in 2006 from the University of Leicester in England.

The Company has entered into a two-year employment agreement with Mr. Ma pursuant to which the Company will pay Mr. Ma a salary of RMB 30,000 per month (approximately $55,000 per annum).  Mr. Ma is also entitled to a three (3) month severance package of salary and benefits if his employment is terminated without cause or in the event of a merger, sale of assets, or dissolution of the Company.

This description of the material terms of Mr. Ma’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the employment agreement which is attached as an exhibit hereto and incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.01	Employment Agreement, dated March 28, 2011, between Universal Solar Technology Inc, and Xin Ma.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

Universal Solar Technology, Inc.

Date: March 28, 2011	By:	/s/ Wensheng Chen
Wensheng Chen
Chief Executive Officer